UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 14, 2012

Date of Report (Date of earliest event reported)

Commission File No. 1-13300

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	54-1719854
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(703) 720-1000

(Former name, former address and former fiscal year, if changed since last report)

(Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Recent Developments

In January 2012, Capital One Financial Corporation (the “Company”) submitted its capital plan to the Board of Governors of the Federal Reserve (the “Federal Reserve”) as part of the 2012 Comprehensive Capital Analysis and Review (“CCAR”). On March 13, 2012, the Company was informed that the Federal Reserve had no objection to the capital actions contained in the Company’s capital plan submitted under CCAR. The Company announced two strategic acquisitions in 2011 and the expectation that it would raise common equity capital in support of each acquisition. As a result, as part of its capital plan for CCAR, the Company included a $1.25 billion common equity raise by the end of the second quarter of 2012. On March 14, 2012, the Company issued a press release announcing an underwritten public offering of $1.25 billion of its common stock. Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as book-running managers for the offering. The Company intends to use the net proceeds of the offering to fund a portion of its previously announced acquisition of the HSBC U.S. credit card business (defined below). The press release is attached as Exhibit 99.1 hereto and incorporated by reference in this Item 7.01.

The Company expects earnings per share from continuing operations in the first quarter of 2012 of at least $2.50, inclusive of an expected bargain purchase gain of approximately $600 million, or approximately $1.15 per share, related to the ING Direct Acquisition (defined below) in the first quarter.

The Company continues to target a Tier 1 common ratio in the mid-9% range at the end of the second quarter of 2012, inclusive of the expected completion of the HSBC Acquisition (defined below). The Company expects its Tier 1 common ratio at the end of the first quarter of 2012 to be well above 11%, including the impact of, among other things, expected first quarter earnings, the issuance of 40 million shares of common stock on February 16, 2012, in connection with the settlement of the forward sale agreements we executed in July 2011, the issuance of approximately 54 million shares of common stock to ING Bank N.V. on February 17, 2012, in connection with the closing of the ING Direct Acquisition and the expected completion of the common stock offering referenced above.

In June 2011, the Company entered into a definitive agreement with ING Groep N.V., ING Bank N.V., ING Direct N.V., and ING Direct Bancorp under which the Company agreed to acquire substantially all of such entities’ ING Direct business in the United States (“ING Direct”). On February 17, 2012, the Company completed the acquisition of ING Direct (the “ING Direct Acquisition”). In August 2011, the Company announced that it had entered into a purchase agreement with HSBC Finance Corporation, HSBC USA Inc. and HSBC Technology and Services (USA) Inc., to acquire substantially all of the assets and assume liabilities of the sellers’ credit card and private-label credit card business in the United States (other than the HSBC Bank USA, National Association consumer credit card program and certain other retained assets and liabilities) (the “HSBC U.S. credit card business”) for a premium estimated at $2.6 billion as of June 30, 2011 (the “HSBC Acquisition”).

Financial Statements and Information

In this Current Report on Form 8-K, the Company is providing the following information: (i) audited consolidated financial statements of ING Bank, fsb (“ING Bank”, whose equity interests, among others, were acquired in the ING Direct Acquisition) as of and for the years ended December 31, 2011 and December 31, 2010, attached hereto as Exhibit 99.2 and incorporated by reference in this Item 7.01; (ii) financial statements of HSBC Card and Retail Services as of and for the years ended December 31, 2011 and December 31, 2010, attached hereto as Exhibit 99.3 and incorporated by reference in this Item 7.01; and (iii) preliminary unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2011, attached as Exhibit 99.4 hereto and incorporated by reference in this Item 7.01.

As explained in more detail in the accompanying notes to the pro forma financial information, the preliminary pro forma business combination adjustments reflected in the preliminary pro forma financial information are subject to adjustment. The Company expects to amend its Form 8-K filed on February 17, 2012, to provide final unaudited pro forma condensed combined financial statements to reflect the ING Direct Acquisition. The Company also expects that after the closing of the HSBC Acquisition it will file, pursuant to Item 2.01 of Form 8-K, finalized pro forma financial information with respect to the HSBC Acquisition.

Note: Information in this report (including the exhibits) furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. Furthermore, the information provided in Exhibits 99.1 (which press release is incorporated by reference into this Item 7.01), 99.2, 99.3 and 99.4 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, unless such incorporation by reference is specifically referenced therein.

Cautionary Statements Regarding Forward-Looking Statements.

The attached press release and information provided pursuant to Items 7.01 and 9.01 contain forward-looking statements, which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following:

•

general economic and business conditions in the U.S., the U.K., Canada and the Company’s local markets, including conditions affecting employment levels, interest rates, consumer income and confidence, spending and savings that may affect consumer bankruptcies, defaults, charge-offs and deposit activity;

•	an increase or decrease in credit losses (including increases due to a worsening of general economic conditions in the credit environment);

•	the possibility that the Company will not receive third-party consents necessary to fully realize the anticipated benefits of the HSBC Acquisition;

•	the possibility that the Company may not fully realize the projected cost savings and other projected benefits of the HSBC Acquisition or the ING Direct Acquisition (collectively, the “Transactions”);

•	changes in the anticipated timing for closing the HSBC Acquisition;

•	difficulties and delays in integrating the assets and businesses acquired in the Transactions;

•	business disruption during the pendency of or following the Transactions;

•	diversion of management time on issues related to the Transactions, including integration of the assets and businesses acquired;

•	reputational risks and the reaction of customers and counterparties to the Transactions;

•	disruptions relating to the Transactions negatively impacting the Company’s ability to maintain relationships with customers, employees and suppliers;

•	changes in asset quality and credit risk as a result of the Transactions;

•

the accuracy of estimates and assumptions the Company uses to determine the fair value of assets acquired and liabilities assumed in the Transactions, and the potential for its estimates or assumptions to change as additional information becomes available and it completes the accounting analysis of the Transactions;

•	financial, legal, regulatory, tax or accounting changes or actions, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder;

•	developments, changes or actions relating to any litigation matter involving the Company;

•	the inability to sustain revenue and earnings growth;

•	increases or decreases in interest rates;

•	the Company’s ability to access the capital markets at attractive rates and terms to capitalize and fund its operations and future growth;

•	the success of the Company’s marketing efforts in attracting and retaining customers;

•

increases or decreases in the Company’s aggregate loan balances or the number of customers and the growth rate and composition thereof, including increases or decreases resulting from factors such as shifting product mix, amount of actual marketing expenses the Company incurs and attrition of loan balances;

•

the level of future repurchase or indemnification requests the Company may receive, the actual future performance of mortgage loans relating to such requests, the success rates of claimants against the Company, any developments in litigation and the actual recoveries the Company may make on any collateral relating to claims against it;

•	the amount and rate of deposit growth;

•	changes in the reputation of or expectations regarding the financial services industry or the Company with respect to practices, products or financial condition;

•	any significant disruption in the Company’s operations or technology platform;

•	the Company’s ability to maintain a compliance infrastructure suitable for its size and complexity;

•	the Company’s ability to control costs;

•	the amount of, and rate of growth in, the Company’s expenses as its business develops or changes or as it expands into new market areas;

•	the Company’s ability to execute on its strategic and operational plans;

•	any significant disruption of, or loss of public confidence in, the United States Mail service affecting the Company’s response rates and consumer payments;

•	the Company’s ability to recruit and retain experienced personnel to assist in the management and operations of new products and services;

•	changes in the labor and employment markets;

•	fraud or misconduct by the Company’s customers, employees or business partners;

•	competition from providers of products and services that compete with the Company’s businesses;

•	and other risk factors listed from time to time in reports that the Company files with the SEC, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young LLP

99.1	Press release dated March 14, 2012

99.2	Consolidated Financial Statements of ING Bank as of and for the years ended December 31, 2011 and December 31, 2010

99.3	HSBC Card and Retail Services – Financial Statements as of and for the years ended December 31, 2011 and December 31, 2010

99.4	Preliminary Unaudited Pro Forma Condensed Combined Financial Statements as of and for the year ended December 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: March 14, 2012	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary